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                                                                    Exhibit 10.2




February 23, 2007

The Talbots, Inc.
1 Talbots Drive
Hingham, MA 02043

Attn:    Mr. Edward L. Larsen
         Senior Vice President, Finance
         Chief Financial Officer and Treasurer

                  Re:      Uncommitted Line of Credit
                           --------------------------

Ladies and Gentlemen:

         We are pleased to advise you that BANK OF AMERICA, N.A. (the "Lender") has established for THE TALBOTS, INC., a Delaware corporation (the "Borrower"), an uncommitted line of credit with aggregate advances ("Loans") outstanding thereunder not at any time to exceed $5,000,000. The terms and conditions of such discretionary credit facility are as follows:

Loans
Discretionary:             All Loans hereunder shall be at the sole discretion
                           of the Lender. This letter is not a commitment by the Lender to extend credit.

Principal:                 The outstanding principal of each Loan shall be due
                           and payable on the earlier of (a) the maturity date for such Loan agreed to by the Lender and the Borrower at time such Loan is made, and (b) the Maturity Date.

Interest:                  Each Loan shall bear interest at the rate of interest
                           agreed to by the Lender and the Borrower at the time such Loan is made. Accrued and unpaid interest on each Loan shall be due and payable on the date that such Loan is payable. No Loan shall have a maturity of more than 180 days. If the term of a Loan is more than 90 days, interest on such Loan shall also be payable on the 90th day after the making of such Loan.

Maturity Date:             February 23, 2008.

Requests for Loans:        Any request for a Loan must be received by the Lender
                           at the address, telephone number or facsimile number listed below the Lender's signature not later than 11:00 a.m., California time, on the date of the requested Loan (which must be a day on which the Lender is open to conduct substantially all of its business). Any request for a Loan must be for an amount of not less than $1,000,000.

Documentation:             The Loans shall be evidenced by a promissory note
                           satisfactory in form and substance to the Lender executed by the Borrower. The Borrower shall also execute and deliver to the Lender such other documents as the Lender may reasonably request from time to time.


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The Talbots, Inc.
February 23, 2007
Page 2


Notice: The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Act"), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

         Please indicate your acknowledgment of the foregoing by signing and returning to the Lender the enclosed copy of this letter at the address shown on the first page hereof.


                                          Very truly yours,

                                          BANK OF AMERICA, N.A.

                                          By: /s/ John Pocalyko
                                              ----------------------------------
                                              Name:  John Pocalyko
                                              Title: Senior Vice President

                                          Address:    2001 Clayton Road
                                                      Concord, CA  94520-2405
                                          Attention:  Jesse Phalen
                                          Telephone:  925-675-8458
                                          Facsimile:  888-969-9228

ACKNOWLEDGED AND AGREED:

THE TALBOTS, INC.

By: /s/ Edward L. Larsen
    -----------------------------------
    Name:  Edward L. Larsen
    Title: Senior Vice President, Finance,
           Chief Financial Officer and Treasurer


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                             MASTER PROMISSORY NOTE

$5,000,000.00                                                  February 23, 2007

         FOR VALUE RECEIVED, the undersigned, THE TALBOTS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Lender"), at its office at 2001 Clayton Road, Concord, CA 94520-2405 (or at such other place as the Lender may designate from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of Five Million Dollars ($5,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the advances (the "Loans") made by the Lender to the Borrower under this Master Promissory Note (this "Note"), and to pay interest on the unpaid principal amount of each such Loan at the rates per annum and on the dates specified below.

         Each Loan hereunder shall be at the sole discretion of the Lender. Each Loan shall have a maturity date and shall bear interest at the rate per annum quoted to the Borrower by the Lender and accepted by the Borrower prior to the making of such Loan (which acceptance shall in any event be deemed to occur upon receipt by the Borrower of the proceeds of any Loan). Each Loan, and accrued and unpaid interest thereon, shall be due and payable, on the earlier of (a) the maturity date of such Loan, or (b) February 23, 2008. No Loan shall have a maturity of more than 180 days. If the term of a Loan is more than 90 days, interest on such Loan shall also be payable on the 90th day after the making of such Loan. The Lender may, if and to the extent any payment is not made when due hereunder, charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

         The date, amount, interest rate, and maturity date of each Loan, and each payment of principal and interest hereon, shall be recorded by the Lender on its books, which recordations shall, in the absence of manifest error, be conclusive as to such matters; provided that the failure of the Lender to make any such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder.

         The Borrower may not prepay any Loan in whole or in part without the Lender's prior written consent; provided, however, that if any such prepayment is made the Borrower shall at the time of prepayment compensate the Lender for any loss, cost, or expense that the Lender incurs as a result of such prepayment. In addition, the Borrower shall compensate the Lender for any loss, cost or expense that the Lender incurs as a result of a prepayment by reason of acceleration of the indebtedness hereunder.

         Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day). Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the rate of interest publicly announced by the Lender from time to time as its prime rate. The Lender's prime rate is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Whenever any payment under this Note is due on a day that is not a day the Lender is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which the Lender is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.

         The Borrower shall furnish the Lender from time to time with such business records and other information relating to the obligations evidenced by this Note as the Lender may require. All such information shall be true and correct and fairly represent the financial condition and the operating results


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of the Borrower as of the date and for the periods for which the same are furnished. The Borrower shall permit representatives of the Lender to inspect its properties and its books and records, and to make copies or abstracts thereof. The Borrower authorizes the Lender to release and disclose to its affiliates, agents and contractors any financial statements and other information relating to the Borrower provided to or prepared by or for the Lender in connection with this Note. The Borrower will notify the Lender promptly of the existence or upon the occurrence of any Event of Default or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

         Each of the following shall constitute an Event of Default hereunder:
(a) the Borrower shall fail to pay when due any principal of or interest on any Loan; (b) a default or event of default shall occur under the terms of any other indebtedness for which the Borrower or any of its subsidiaries is liable, whether as principal obligor, guarantor, or otherwise; (c) any representation, warranty, certification, or statement made or deemed made by the Borrower to the Lender shall prove to have been incorrect or misleading in any material respect;
(d) the Borrower shall fail to furnish to the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, the Borrower; (e) any merger, consolidation, sale of all or substantially all of the assets or change in control of the Borrower; (f) the Borrower shall dissolve, liquidate, or terminate its legal existence or shall convey, transfer, lease, or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity; (g) a petition shall be filed by or against the Borrower or any of its subsidiaries under any law relating to bankruptcy, reorganization, or insolvency; or (h) the Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors or fail generally to pay its debts as they become due, or a receiver, trustee, or similar official shall be appointed over the Borrower or any of its subsidiaries or a substantial portion of any of their respective assets. If an Event of Default shall have occurred and be continuing, the Lender may declare the outstanding principal of and accrued and unpaid interest on this Note, together with all other amounts payable hereunder, to be immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that upon the occurrence with respect to the Borrower of any event specified in clause (g) of the preceding sentence, the outstanding principal and accrued and unpaid interest on this Note, together with all other amounts payable hereunder, shall become immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower.

         The request of the Borrower for any Loan and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of the date of each such request or receipt that no Event of Default has occurred and that the Borrower is duly authorized to incur such indebtedness hereunder.

         No failure or delay by the Lender in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of the Lender provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law. If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof. No provision of this Note may be modified or waived except by a written instrument signed by the Lender and the Borrower.

         The Lender shall incur no liability to the Borrower in acting upon any telephone, telex, or other communication that the Lender in good faith believes has been given by an authorized representative of the Borrower.


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         The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note or any Loan or Loans hereunder.

         The Borrower shall pay on demand all costs and expenses (including reasonable attorneys' fees and the allocated costs of internal counsel) incurred by the Lender in connection with the preparation, administration, waiver or amendment of this Note, or in connection with any Event of Default or the enforcement or attempted enforcement of this Note.

         Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of this Note or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the stated term of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the County and City of New York for the purposes of all legal proceedings arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower and the Lender by acceptance of this Note hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

         THIS NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                                    THE TALBOTS, INC.


                                    By  /s/ Edward L. Larsen
                                        ----------------------------------------
                                    Name  Edward L. Larsen
                                          --------------------------------------
                                    Title  Senior Vice President, Finance
                                           Chief Financial Officer and Treasurer
                                           -------------------------------------



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